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              ALLIANCE MUNICIPAL INCOME FUND, INC.

                     ARTICLES SUPPLEMENTARY

         ALLIANCE MUNICIPAL INCOME FUND, INC., a Maryland corporation having its principal office in the City of Baltimore
(hereinafter called the "Corporation"), certifies that:

         FIRST: The Board of Directors of the Corporation hereby increases the aggregate number of shares of capital stock that he
Corporation has authority to issue by 150,000,000 shares.

         SECOND: The Corporation's Board of Directors has classified that number of unissued shares of the Common Stock, par value $.001 per share, of the Corporation as 50,000,000 shares of each of California Portfolio Common Stock, California Portfolio Class B Common stock and California Portfolio Class C Common Stock by setting or changing the preferences, conversion or other rights, voting powers, restrictions, limitations as to dividends, qualifications, or terms or conditions of redemption thereof as hereinafter set forth.

         THIRD: The shares of Common Stock classified herein by the Corporation's Board of Directors shall have the preferences, conversion and other rights, voting powers, restrictions, limitations as to dividends, qualifications and terms and conditions of redemption as currently set forth in the Charter of the Corporation for the applicable class of Common Stock of the California Portfolio.

         FORTH: A. Immediately before the increase in authorized capital stock provided for herein, the total number of shares of stock of all classes which the Corporation had authority to issue was 950,000,000 shares, the par value of each class of stock being $.001 per shares, with an aggregate par value of 950,000, classified as follows:

                         Common         Class B        Class C
Name of Portfolio         Stock      Common Stock   Common Stock

New York Portfolio     50,000,000      50,000,000     50,000,000
California Portfolio   50,000,000      50,000,000     50,000,000
Insured California
  Portfolio            50,000,000      50,000,000     50,000,000
National Portfolio     50,000,000     100,000,000    100,000,000
Insured National
  Portfolio            50,000,000     100,000,000    100,000,000

              B. Immediately after the increase in authorized capital stock provided for herein, the total number of shares of stock of all classes which the Corporation has authority to issue



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is 1,100,000,000 shares, the par value of each class of stock being $.001 per share, with an aggregate par value of $1,100,000, classified as follow:

                         Common         Class B        Class C
Name of Portfolio         Stock      Common Stock   Common Stock

New York Portfolio     50,000,000      50,000,000     50,000,000
California Portfolio  100,000,000     100,000,000    100,000,000
Insured California
  Portfolio            50,000,000      50,000,000     50,000,000
National Portfolio     50,000,000     100,000,000    100,000,000
Insured National
  Portfolio            50,000,000     100,000,000    100,000,000

         FIFTH: The corporation is registered as an open-end company under the Investment Company Act of 1940.

         SIXTH: The total number of shares that the Corporation has authority to issue has been increased by the Board of Directors in accordance with Section 2-105(c) of the Maryland
General Corporation Law.

         SEVENTH: The shares aforesaid have been duly classified by the Corporation's Board of Directors pursuant to authority and power contained in the Corporation's Article of Incorporation.

         IN WITNESS WHEREOF, Alliance Municipal Income Fund, Inc. has caused these Articles Supplementary to be executed by its Senior Vice President and attested by its Secretary and its corporate seal to be affixed on this 3rd day of May, 1993, the Senior Vice President of the Corporation who signed these Articles Supplementary acknowledges them to be the act of the Corporation and states under the penalties of perjury that, to the best of his knowledge, information and belief, the matters and facts set forth herein relating to authorization and approval hereof are true in all material respects.

                             ALLIANCE MUNICIPAL INCOME FUND, INC.



[CORPORATE SEAL]             By: /s/ Susan G. Peabody
                                _________________________________
                                Susan G. Peabody,
                                Senior Vice President


Attested: /s/ Edmund P. Bergan Jr.
         _________________________
         Edmund P. Bergan Jr.


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         Secretary




















































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